UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 13, 2013

DICK’S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

(b)        On March 13, 2013, Walter Rossi gave notice to the Board of Directors of Dick’s Sporting Goods, Inc. (the “Company”) that he will retire and not stand for re-election to the Board of Directors at the end of his term.  Mr. Rossi’s term will end on June 5, 2013, the date of the Company’s upcoming Annual Meeting of Stockholders.

(e)        On March 18, 2013, the Compensation Committee of the Company’s Board of Directors approved a special grant of long-term, performance-based restricted stock (the “Performance Awards”) to certain employees of the Company. The purpose of the Performance Awards is to provide an additional long-term incentive opportunity to key executives to reinforce and reward the successful achievement of the Company’s strategic initiatives, further align their interests with those of Company stockholders, and attract and retain the exceptional leadership talent required to support the Company’s long-term growth initiatives.

The Performance Awards are governed by and granted pursuant to the Company’s 2012 Stock and Incentive Plan (the “2012 Plan”).   The performance period for the Performance Awards is a five-year period beginning on February 3, 2013 and ending on February 3, 2018. The total number of shares underlying the Performance Awards that vest at the end of the Performance Period will be based on the attainment of threshold and target goals for the Company’s revenue of $10 billion and $12 billion, respectively, and threshold and target goals for the Company’s operating margin of 10.5% and 11.0%, respectively (the “Metrics”).  If the Company achieves target performance for both Metrics as of the end of any fiscal year within the five-year performance period, 100% of the Performance Awards will vest.  If the Company has not achieved target performance for both of the Metrics, but, as of the end of the five-year performance period, the Company has achieved target performance for one Metric, and threshold performance for the other Metric, then 75% of the Performance Awards will vest. If the Company has achieved threshold performance for both Metrics as of the end of the five-year performance period, then 50% of the Performance Awards will vest.  If at least threshold performance is not met on both Metrics, the Performance Awards will be forfeited.  The Compensation Committee will use linear interpolation to determine the number of shares underlying the Performance Awards that will vest if the Company’s performance is between threshold and target levels.  Vesting will be accelerated on a pro-rated basis in the event the Company’s undergoes a change in control or large acquisition transaction, which shall be based on both the number of completed fiscal years in the performance period prior to the event and the Company’s actual performance to date.  Executive officers will receive Performance Awards with a total value of $1 million based on the value of the Company’s common stock on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: March 19, 2013	By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Executive Vice President, Finance, Administration and Chief Financial Officer